Exhibit j(1)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 34 to the Registration Statement No. 811-5511 on Form N-1A of Variable Insurance Products II, of our reports each dated February 11, 2000 appearing in the Annual Report to Shareholders of Index 500 Portfolio and Investment Grade Bond Portfolio for the year ended December 31, 1999.

We also consent to the reference to us under the heading "Auditor" in the Statement of Additional Information, which is a part of such Registration Statement.

 /s/Deloitte & Touche LLP
 Deloitte & Touche LLP

Boston, Massachusetts
June 26, 2000